Exhibit 10.100

February 12, 2020

VIA ELECTRONIC MAIL

To ________________, a Holder of Warrants and the 8% Senior Secured Convertible Promissory Notes due August 4, 2020

Re:	Warrants (the “Warrants”) and 8% Senior Secured Convertible Promissory Notes, due August 4, 2020 (the “Notes”)

Dear Investor:

Reference is made to the Company’s Warrants and the Notes between Digital Ally, Inc. (the “Company”) and the investors who purchased Notes and Warrants pursuant to that certain Securities Purchase Agreement dated August 5, 2019 (the “Purchase Agreement”). All capitalized terms not defined herein shall have the meanings ascribed in the Notes or the related Transaction Documents.

This letter is intended to constitute notice of the Company’s intention to (a) engage in a lower priced transaction as defined in Section 5(i) of the Notes, substantially on the terms and subject to the conditions set forth in Amendment No. 1 to the Registration Statement No. 333-235998 (as amended, supplemented, or otherwise modified from time-to time, the “Registration Statement”) filed with the Commission on February 7, 2020 (the “Lower Priced Transaction”) and (b) engage in a subsequent financing as defined in Section 4.13 of the Purchase Agreement, substantially on the terms and subject to the conditions set forth in the Registration Statement (the “Subsequent Financing”), which transaction would trigger your right to participate in such Subsequent Financing in an amount up to your Participation Maximum.

In consideration for your (a) consent to the Company consummating the Lower Priced Transaction; (b) waiver of your right to participate in the Subsequent Financing; and (c) agreement to the modifications of the Warrant as herein provided, the Company hereby agrees effective February 12, 2020, to:

a)	adjust the Exercise Price per share set forth in Section 2(b) of the Warrant to the price per Class A Unit contained in the Registration Statement and as set forth on Schedule 1 attached hereto, subject to adjustment thereunder as set forth in the Amended and Restated Warrant substantially in the form attached hereto as Exhibit A;

b)	add subsequent transaction participation rights to the Warrant as set forth in the Amended and Restated Warrant substantially in the form attached hereto as Exhibit A; and

c)	acknowledge that, in accordance with Rule 144 under the Securities Act of 1933, as amended, the holding period of the Amended and Restated Warrant began on the Original Issuance Date and not to take any position contrary.

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Your agreements in this letter only apply to the extent that the Lower Priced Transaction is consummated on or before February 19, 2020. This letter constitutes a limited one-time waiver of your rights with respect to the Lower Priced Transaction, and all of your rights otherwise remain in full force and effect.

As of the filing of the next amendment to the Registration Statement after February 7, 2020 with the Commission (the “Next Registration Statement Amendment”), you shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the Next Registration Statement Amendment or in prior filings with the Commission. In addition, effective upon the filing of the Next Registration Statement Amendment, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, on the one hand, and you or any of your affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that you will rely on the foregoing in effecting transactions in securities of the Company. The Company shall not, and shall cause its officers, directors, employees, affiliates and agents, not to, provide you with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without your express prior written consent. To the extent that the Company, its Subsidiaries or any of its or their respective officers, directors, employees, affiliates or agents delivers any material, non-public information to you without your prior written consent, the Company hereby covenants and agrees that you shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents not to trade on the basis of, such material, non-public information.

Kindly confirm your agreement with the terms of this letter agreement by completing and signing the consent and waiver set forth on the page following the undersigned’s signature block.

Should you have any questions, please feel free to contact the undersigned at (913) 232-5314 or stan.ross@digitalallyinc.com.

Thank you.

Very truly yours,

DIGITAL ALLY, INC.

By:
Name:
Title:

[Balance of page intentionally left blank; the consent and waiver agreement follows on next page]

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_______________________, as an authorized signatory of the undersigned, hereby (a) consents to the Company consummating the Lower Priced Transaction; (b) waives his right to participate in the Subsequent Financing; and (c) consents to the amendment of the Warrant as provided in this letter agreement.

Very truly yours,

By:
Name:
Title:

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Schedule 1

Price Per Class A Unit

The price per Class A Unit is $____________

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Exhibit A

Form of Amended and Restated Warrant

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